                                                                    EXHIBIT 10.2


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Settlement Agreement") is made and entered into as of this 2nd day of May, 2003 by and among HOBART G. TRUESDELL, in his capacity as Chief Restructuring Officer of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. ("TRUESDELL"), CORAM RESOURCE NETWORK, INC., a Delaware corporation ("CRN"), CORAM INDEPENDENT PRACTICE ASSOCIATION, INC., a New York corporation ("CIPA" and together with CRN, collectively referred as "R-NET"), the OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF CORAM RESOURCE NETWORK, INC. AND CORAM INDEPENDENT PRACTICE ASSOCIATION, INC. (the "R-NET COMMITTEE"), ARLIN M. ADAMS, in his capacity as Chapter 11 Trustee For the Bankruptcy Estates of Coram Healthcare Corporation and Coram, Inc. ("TRUSTEE"), CORAM HEALTHCARE CORP., a Delaware corporation ("CHC"), and CORAM, INC., a Delaware corporation ("CI" and together with CHC, collectively referred to as "CORAM") and is made with reference to the following:

RECITALS

         A. WHEREAS, CRN and CIPA are direct or indirect wholly-owned subsidiaries of CORAM;

         B. WHEREAS, on August 19, 1999, a small group of creditors commenced an involuntary bankruptcy case against CRN pursuant to Section 303 of Title 11 of the United States Code Sections 101, et. seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         C. WHEREAS, on November 12, 1999, CRN consented to the involuntary bankruptcy filing, and, together with CIPA, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

         D. WHEREAS, R-NET's bankruptcy cases (the "R-NET Bankruptcy Cases") were consolidated for administrative purposes and are now pending in the Bankruptcy Court under the docket of In re Coram Resource Network Inc. and Coram Independent Practice Association, Inc., Case No. 99-2889 (MFW);

         E. WHEREAS, on November 23, 1999, the R-NET COMMITTEE was appointed;

         F. WHEREAS, on December 6, 1999, Hobart G. Truesdell was appointed by the Bankruptcy Court as R-NET's Chief Liquidating Officer;

         G. WHEREAS, in March of 2000, CHC, together with certain affiliates, filed proofs of claim in the R-NET Bankruptcy Cases totaling $49,426,856.89 (the "CORAM Claim") representing the net amount due to CORAM from R-NET from 1995 through 1999 for: (a) services provided to CRN by CHC and its affiliates, (b) inter-company receivables owed to CHC for expenses paid by CHC on behalf of CRN; and (c) repayments on a letter of credit made on behalf of R-NET (the CORAM Claim is net of a credit of $207,100,175 for cash received by CHC on behalf of R-NET);

         H. WHEREAS, the R-NET COMMITTEE objected to CHC's proofs of claim;

         I. WHEREAS, on or about August 8, 2000, CORAM commenced two bankruptcy cases (the "CORAM Bankruptcy Cases") by filing petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

         J. WHEREAS, the CORAM Bankruptcy Cases were consolidated for administrative purposes and are now pending in the Bankruptcy Court under the docket of In re Coram Healthcare Corp. and Coram, Inc., Case No. 00-3299 (MFW);

         K. WHEREAS, in September of 2000, R-NET filed four proofs of claim against CORAM seeking $41,524,000.00 on the basis of an alleged agreement by CORAM to reimburse R-NET for services provided by R-NET in connection with an agreement with Aetna U.S. Healthcare (the "R-NET Reimbursement Claim");

         L. WHEREAS, also in September of 2000, R-NET filed three additional proofs of claim for any and all other claims or causes of action arising in law, equity or otherwise which may be raised by R-NET (together with R-NET Reimbursement Claim, the "R-NET Claims");

         M. WHEREAS, on September 5, 2001, by Stipulation and Order Assigning to Committee the Right to Pursue Certain Claims on Behalf of the Estate, the Bankruptcy Court approved R-NET's assignment of the R-NET Claims to the R-NET COMMITTEE;

         N. WHEREAS, the entire basis for the R-NET Claims is the allegations made in that adversary proceeding filed in the R-Net Bankruptcy Cases on November 13, 2001 (the "Adversary Proceeding") styled Official Committee of Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. v. Coram Healthcare Corp., et al., Adv. Proc. No. 01-08795, and pending in the United States District Court for the District of Delaware (the "District Court") under Case No. 03-CV-34.

         O. WHEREAS, on or about May 31, 2000, R-NET filed the Liquidating Chapter 11 Plan of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. together with an accompanying disclosure statement;

         P. WHEREAS, on October 21, 2002 the R-NET COMMITTEE filed the Liquidating Chapter 11 Plan as Modified Proposed by the Official Committee of Unsecured Creditors of Coram Resource Network, Inc., and Coram Independent Practice Association and accompanying disclosure statement;

         Q. WHEREAS, the TRUSTEE has objected to the R-NET COMMITTEE's disclosure statement;



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

         R. WHEREAS, on May 2, 2003, the TRUSTEE filed the Chapter 11 Trustee's Joint Plan of Reorganization (the "TRUSTEE's Plan") and accompanying disclosure statement which provides for, inter alia, approval of the Settlement Agreement;

         S. WHEREAS, the parties to this Settlement Agreement (individually and collectively referred to as the "Parties") desire to fully and completely resolve any and all disputes that have been raised or could be raised between them concerning the CORAM Claims and the R-NET Claims, including, without limitation, all claims raised in the Adversary Proceeding.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and subject to the terms and conditions set forth below, and intending to be legally bound hereby, TRUESDELL, R-NET, the R-NET COMMITTEE, CORAM and the TRUSTEE agree as follows:

         1. Claims.

                  a. R-NET's general unsecured claim against CORAM shall be fixed and allowed in the total amount of seven million nine hundred fifty thousand dollars ($7,950,000.00) (the "R-NET Settlement Amount").

                  b. CORAM's general unsecured claims against R-NET shall be fixed and allowed in the total amount of one thousand dollars ($1,000.00) per proof of claim filed (the "CORAM Settlement Amount") and distributed in accordance with the terms set forth in any plan of reorganization confirmed in the R-NET Bankruptcy Cases.

         2. Agreements of the Parties. TRUESDELL, R-NET, the R-NET COMMITTEE, CORAM and the TRUSTEE acknowledge and agree to the following terms and conditions:

                  a. The TRUSTEE's Plan provides for a pro rata distribution to holders of allowed general unsecured claims equal to one hundred cents on the dollar (without post-petition interest), and provides for a possible distribution on account of interest accruing (at the applicable federal judgment rate) from CORAM's bankruptcy petition date through the effective date of the TRUSTEE's Plan.

                  b. The TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE agree to use their best efforts to obtain approval of this Agreement in the CORAM BANKRUPTCY CASES through confirmation of the Trustee's Plan in accordance with the Bankruptcy Code as soon as practicable.

                  c. The TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE agree to use their best efforts to obtain approval of this Agreement in the R-NET Bankruptcy Cases as soon as practicable.

                  d. The TRUSTEE shall undertake his best efforts to resolve the priority tax claim(s) asserted by the Internal Revenue Service ("IRS") against R-NET as a result of the Statutory Notice of Deficiency in the aggregate amount of $12,670,543.00, plus interest, for the tax years ended September 30, 1987, September 30, 1988, September 30, 1989, September 30, 1990 and September 30, 1991, issued on or about May 14, 1999, to T2 Medical, Inc., a CI subsidiary (the "Tax Claim").

         3. Conditions Precedent. The parties hereby acknowledge and agree to the following conditions precedent to the dismissal of the Adversary Proceeding and the granting of mutual releases:

                  a. This Agreement is approved in the CORAM Bankruptcy Cases through confirmation of the Trustee's Plan (as may be modified, amended or supplemented from time to time), or any other substantially similar plan proposed by or supported by the Trustee;

                  b. This Agreement is approved in the R-NET Bankruptcy Cases;
and

                  c. The IRS withdraws the Tax Claim, the Tax Claim is expunged and/or the Tax Claim is resolved without any payment being required from TRUESDELL or R-NET.

         4. Dismissal and Release. Upon the satisfaction of all of the conditions precedent set forth in paragraph 3 above:

                  a. The R-NET COMMITTEE shall cause the Adversary Proceeding to be dismissed with prejudice;

                  b. TRUESDELL, R-NET and the R-NET COMMITTEE shall release and forever discharge (i) the TRUSTEE and each of his agents, heirs, successors in interest, assigns and attorneys, and (ii) CORAM and each of their respective past and present officers, directors, shareholders, employees, agents, predecessors, successors in interest, assigns, attorneys, parent companies, companies in common ownership, subsidiaries, lenders (and principals of lenders), and affiliates and each of them (including but not limited to Donald
J. Amaral, Steven A. Feinberg, Joseph D. Smith, James Glynn, Peter (Perry) Bernocchi, L. Peter Smith, Richard M. Smith, Scott Larson, Vito Ponzio, Kara Strickler Anderson, Wendy L. Simpson, Robyn Hansen, Scott Danitz), Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P., Foothill Capital Corporation and Foothill Income Trust, L.P., from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, , including but not limited to the Adversary Proceeding, which TRUESDELL, R-NET and/or the R-NET COMMITTEE ever had, now has, and may in the future have, relating to or arising out of the R-NET Claims and occurring from the beginning of time to the date of this Settlement Agreement.

                  c. The TRUSTEE and CORAM shall release and forever discharge
(i) TRUESDELL and each of his agents, heirs, successors in interest, assigns and attorneys, (ii) the

R-NET COMMITTEE and each of its agents, successors in interest, assigns and attorneys, and (iii) R-NET and each of their respective past and present officers, directors, shareholders, employees, agents, predecessors, successors in interest, assigns, attorneys, parent companies, companies in common ownership, subsidiaries, and affiliates and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which CORAM and/or the TRUSTEE ever had or now has, and may in the future have, relating to or arising out of the Coram Claims and occurring from the beginning of time to the date of this Settlement Agreement.

         5. Representations and Warranties.

                  a. Each of the Parties hereto represents and warrants that they have carefully read this Settlement Agreement, the contents hereof are known to them, and that this Settlement Agreement is executed voluntarily and without duress or undue influence.

                  b. Each of the Parties hereto represents and warrants that in executing this Settlement Agreement they rely solely upon their own judgment, belief, and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing this Settlement Agreement by any representations or statements covering any matters made by any of the Parties or by any person representing them or any of them.

                  c. Each of the Parties hereto represents and warrants that the persons and entities executing this Settlement Agreement have the legal authority to do so.

         6. Acknowledgements by the Parties.

                  a. Upon receipt of the settlement amounts referenced in Paragraph 1 above in the manner and method contemplated herein, THE TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE each acknowledge and agree that they have knowingly relinquished, waived and released any and all remedies that might otherwise be available to them for the matters or transactions that are the subject of this Settlement Agreement.

                  b. It is further acknowledged and agreed that this Settlement Agreement is a compromise of disputed claims, and that the exchange of consideration contemplated herein is not to be construed as an admission of liability on the part of the Parties hereby released.

         7. Applicable Law. This Settlement Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of Delaware, disregarding Delaware's conflicts of law principles.

         8. Construction of Agreement.

                  a. This Settlement Agreement shall be construed as a whole according to its fair meaning and as if all the Parties hereto had jointly prepared this Settlement Agreement.

                  b. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural.

                  c. Each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                  d. The words "herein," "hereunder" and "hereto" refer to this Settlement Agreement in its entirety rather than to a particular portion of this Settlement Agreement.

                  e. Captions and headings in this Settlement Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Settlement Agreement.

         9. Binding on Parties. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, or subsidiary for any of the parties and/or their respective legal successors and assigns. In the event that the conditions precedent set forth in paragraph 4 above are not satisfied, each party shall be entitled to pursue any available claims, remedies or causes of action, in law or in equity, against the other party as if this Settlement Agreement did not exist.

         10. No Assignment. Except as otherwise specifically acknowledged in Recital M above, the Parties, and each of them, mutually acknowledge that they have not assigned to any person or entity all or any portion of any claim(s) released herein.

         11. Severability. In the event that any covenant, condition or other provision contained in this Settlement Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the covenant, condition, or other provision shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision. If any covenant, condition, or other provision shall be deemed invalid due to its scope or breadth, the covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         12. Waiver. A breach of any provision of this Settlement Agreement can be waived only by a writing signed by the non-breaching party. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision hereof.

         13 Amendments. This Settlement Agreement may be amended only by a written agreement executed by the Parties.



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

         14. Entire Agreement. This Settlement Agreement constitutes the entire agreement between or among the Parties pertaining to the subject matter hereof, and there are no terms other than those contained herein. Any prior writing or agreement previously between the Parties and/or any of their affiliates or subsidiaries is superceded by this Agreement and shall be of no force and effect.

         15. Further Action. The parties hereto agree to execute promptly upon request any and all other documents and instruments necessary to effectuate the terms of this Settlement Agreement.

         16. Counterparts. This Settlement Agreement may be executed in counterparts and by facsimile and when each of the Parties has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties.

         17. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be delivered by facsimile transmission and overnight mail, addressed to the respective parties at the following addresses (or at such other address for a party as specified by notice under this Paragraph):

                  If to CORAM:

                           Arlin M. Adams, Chapter 11 Trustee
                           Schnader Harrison Segal & Lewis LLP
                           1600 Market Street, Suite 3600
                           Philadelphia, PA  19103

                  with a copy to:

                           Barry E. Bressler, Esquire
                           Schnader Harrison Segal & Lewis LLP
                           1600 Market Street, Suite 3600
                           Philadelphia, PA  19103

                  If to R-NET:

                           Hobart G. Truesdell,
                            Chief Restructuring Officer of R-Net
                           C/o Walker Truesdell & Associates
                           380 Lexington Ave. - Suite 1514
                           New York, NY  10768

                  with a copy to:

                           Edwin J. Harron, Esquire
                           Young Conaway Stargatt & Taylor, LLP



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

                           The Brandywine Building
                           1000 West Street, 17th Floor
                           P.O. Box 391
                           Wilmington, DE  19899-0391

                  If to R-NET COMMITTEE:

                           Scott Shafer
                           Official Committee of Unsecured Creditors of R-Net c/o Bayada Nurses, Inc.
                           101 Executive Drive
                           Moorestown, NJ  08057

                           with a copy to:

                           Lawrence J. Tabas, Esquire
                           Obermayer Rebmann Maxwell & Hippel, LLP
                           One Penn Center, 19th Floor
                           1617 John F. Kennedy Boulevard
                           Philadelphia, PA  19103-1895

         18. Bankruptcy Court Approval. This Settlement Agreement is subject to approval by the Bankruptcy Court in both the CORAM Bankruptcy Cases and the R-NET Bankruptcy Cases. The parties irrevocably consent to the jurisdiction of the Bankruptcy Court with respect to any action to approve and enforce the terms and provisions of this Settlement Agreement and expressly waives any right to commence any such action in any other forum or to contest the jurisdiction of the Bankruptcy Court.

         IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement, effective as of the date first written above.

HOBART G. TRUESDELL                                          CORAM INDEPENDENT PRACTICE
                                                             ASSOCIATION, INC.


/s/ HOBART G. TRUESDELL                                      By: /s/ HOBART G. TRUESDELL
--------------------------------------------                    --------------------------------------------
Hobart G. Truesdell,                                            Hobart G. Truesdell,
Chief Restructuring Officer                                     Chief Restructuring Officer
Coram Resource Network, Inc. and                                Coram Resource Network, Inc. and Coram
Coram Independent Practice Association, Inc.                    Independent Practice Association, Inc.

THE OFFICIAL COMMITTEE OF                                    CORAM RESOURCE NETWORK, INC.
UNSECURED CREDITORS OF CORAM
RESOURCE NETWORK, INC. AND
CORAM INDEPENDENT PRACTICE
ASSOCIATION, INC.


By: /s/ SCOTT SHAFER                                         By: /s/ HOBART G. TRUESDELL
   -----------------------------------------                    --------------------------------------------
Name:  Scott Shafer                                             Hobart G. Truesdell,
Title: Co-Chairman                                              Chief Restructuring Officer
                                                                Coram Resource Network, Inc. and Coram
                                                                Independent Practice Association, Inc.


ARLIN M. ADAMS                                               CORAM HEALTHCARE CORP.

 /s/ ARLIN M. ADAMS                                          By: /s/ ARLIN M. ADAMS
--------------------------------------------                    --------------------------------------------
Arlin M. Adams, as Chapter 11 Trustee of                        Arlin M. Adams, Chapter 11 Trustee of
Coram Healthcare Corp. and Coram, Inc.                          Coram Healthcare Corp. and Coram, Inc.


CORAM, INC.


By: /s/ ARLIN M. ADAMS
   -----------------------------------------
   Arlin M. Adams, Chapter 11 Trustee of
   Coram Healthcare Corp. and Coram, Inc.